Exhibit 10.16
FORM OF NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of ________, 2010, by and between rVUE, Inc., a Delaware corporation (the “Company”), Argo Digital Solutions, Inc., a Delaware corporation (the “Parent”), and each of the lender entities whose names appear on the signature pages hereof.  Such lender entities are each referred to herein as a “Lender” and, collectively, as the “Lenders”.

WITNESSETH:

WHEREAS, the Company wishes to sell to each Lender, and each Lender wishes to purchase, upon the terms and subject to the conditions set forth in this Agreement, a Secured Promissory Note, which shall accrue interest at the rate of 10% per annum, substantially in the form attached hereto as Exhibit A annexed hereto (a “Note” and, collectively with the other Notes issued hereunder, the “Notes”).

WHEREAS, the Company’s obligations under the Notes, including without limitation its obligation to make payments of principal thereof and interest thereon, are secured by substantially all of the assets of the Company, pursuant to the terms of a Security Agreement substantially in the form attached hereto as Exhibit B annexed hereto (the “Security Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.           Certain Definitions.

(a)           When used herein, the following terms shall have the respective meanings indicated:

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banks in the City of New York are required or authorized by law to be closed.

“Closing” and “Closing Date” have the respective meanings specified in Section 1 of this Agreement.

“Commission” means the Securities and Exchange Commission, and any successor regulatory agency.

“Common Stock” means the common stock of the Company, outstanding on the date hereof or, following a Reverse Merger Transaction (as defined below), the shares common stock of the Public Company (as defined below) into which the common stock of the Company shall be exchanged.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Event of Default” has the meaning specified in the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” means the date of this Agreement.

“GAAP” means U.S. generally accepted accounting principles, applied on a consistent basis.  Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any stock exchange, securities market or self-regulatory organization.

“Intellectual Property” means all of the right, title, and interest in and to the following:

(a)           its Copyrights, Trademarks and Patents;

(b)           any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)           any and all source code;

(d)           any and all design rights which may be available;

(e)           any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)           all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Maturity Date” has the meaning specified in the Notes.

“Material Adverse Effect” means an effect that is material and adverse to (i) the consolidated business, properties, assets, operations, results of operations, financial condition, credit worthiness or prospects of the Company taken as a whole, (ii) the ability of the Company to perform its material obligations under this Agreement or the other Transaction Documents or (iii) the rights and benefits to which an Lender is entitled under this Agreement or any of the other Transaction Documents.

“New Securities” means, any Common Stock or Common Stock Equivalents that the Company sells for cash consideration at any time during the period from the Closing Date through One Hundred and Eighty (180) days from the Closing Date.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Indebtedness” means has the meaning specified in the Notes with the existing Permitted Indebtedness on Schedule I hereto.

“Purchase Price” means, with respect to the Notes purchased at the Closing, the original principal amount of the Note purchased at the Closing.

“Reverse Merger Transaction” means a transaction in which the Company directly or indirectly (a) merges or consolidates with, or in one or a series of related transaction sells all or substantially all of its assets to an entity that is required, or whose parent is a corporation that is required, to file reports pursuant to Section 13 or 15(d) under the Exchange Act (a “Public Company”) that is required to be accounted for by the Public Company as a “reverse acquisition” under GAAP; or (b) is sold by Parent or otherwise acquired by a Public Company in a transaction or business combination other than a merger or consolidation; and (c) at or about the time of any such transaction described in clauses (a) or (b), the Company and/or such Public Company sells securities for at least $1 million gross cash proceeds in a capital raising transaction (“Reverse Merger Financing”).

“Securities Act” means the Securities Act of 1933 Act, as amended, and the rules and regulations promulgated thereunder.

“Shares” means any shares of Common Stock that Lender is or shall be entitled to under the Transaction Documents.

“Subsequent Financing” the first subsequent sale of Common Stock or Common Stock Equivalents following the Closing Date (as hereinafter defined) in which the Company and/or the Public Company realizes at least $1 million gross cash proceeds.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such trademarks.

 “Transaction Documents” means (i) this Agreement, (ii) the Notes, (iii) the Security Agreement, and (iv) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or any of its officers at the Closing.

(b)           Other Definitional Provisions.  All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined.  The words “hereof”, “herein” and “hereunder” and words of similar import contained in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.           Closing.

Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and each Lender agrees to purchase a Note with a principal amount equal to the amount set forth below such Lender’s name on the signature pages hereof.  The date on which the closing of such purchase and sale occurs (the “Closing”) is hereinafter referred to as the “Closing Date”. The Closing will be deemed to occur at the offices of Akerman Senterfitt, or such other place as the parties mutually agree upon, when (A) this Agreement and the other Transaction Documents (as defined below) have been executed and delivered by the Company and each Lender, (B) each of the conditions to the Closing described in this Agreement has been satisfied or waived as specified therein and (C) payment of each Lender’s Purchase Price payable with respect to the Note being purchased by such Lender at the Closing has been made by wire transfer of immediately available funds.  At the Closing, the Company shall deliver to each Lender a duly executed instrument representing the Note purchased by such Lender.

3.           Representations and Warranties of the Company.  The Company and Parent, jointly and severally, represent and warrant to each Lender as follows, in each case as of the date hereof:

(a)           The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own, lease, license and use its properties and assets and to carry out the business in which it proposes to engage.

(b)           The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to issue and sell the Notes. All necessary proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of the Transaction Documents.  The Transaction Documents have been duly authorized by the Company and, when executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c)           No consent of any party to any contract, agreement, instrument, lease or license to which the Company is a party or to which any of its properties or assets are subject is required for the execution, delivery or performance by the Company of any of the Transaction Documents or the issuance and sale of the Notes.

(d)          The execution, delivery and performance by Company of the Transaction Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Parent’s or Company’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material statute, law, rule, regulation or court decree binding upon or applicable to the Parent or Company, or its assets or properties, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Parent, Company or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or governmental approval from, any Governmental Authority (except such governmental approvals which have already been obtained and are in full force and effect) or (v) constitute an event of default or give rise to a right to terminate under any material agreement by which Parent, Company or any of its Subsidiaries is bound.  Neither Company nor Parent is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Company’s business.

(e)          Company is the sole owner of the Intellectual Property associated with rVUE and the out of home display and digital media exchange and advertising business presented to Lender, and all related assets and businesses, which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Company.  Each Patent which it owns or purports to own and which is material to Company’s business is valid and enforceable, and no part of the Intellectual Property which Company owns or purports to own and which is material to Company’s business has been judged invalid or unenforceable, in whole or in part.  To the best of Company’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Company’s business.

(f)           There are no actions or proceedings pending or, to the knowledge of Parent or the Company, threatened in writing by or against Company or any of its Subsidiaries involving more than, individually or in the aggregate, Ten Thousand Dollars ($10,000).

(g)          The financial statements of the Company provided to the Lender have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that the financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and for the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal, immaterial, year-end audit adjustments.

Piggyback Registration Rights.  Any Lender, and in the case of the Reverse Merger, any Lender who participates in a Reverse Merger Financing in accordance with Section 8 below, shall be entitled to the following registration rights for so long as any of the Notes are outstanding, subject to the conditions set forth below:

If at any time after the date hereof the Company, or after the closing of a Reverse Merger Financing, the Public Company, shall determine to file with the Commission a registration statement under the Securities Act relating to an offering for its own account or the account of others of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bona fide, employee benefit plans), the Company or the Public Company, as the case may be, shall send to each Lender who is entitled to registration, written notice of such determination not less than twenty (20) days prior to filing such registration statement, and, if within ten (10) days after the mailing date of such notice, such Lender shall so request in writing, the Company or the Public Company shall include in such registration statement all or any part of the Shares of the Public Company received or to be received by such Lender upon conversion of the Notes that such Lender requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company or the Public Company the managing underwriter(s) thereof shall impose a limitation on the number of such Shares which may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company or the Public Company shall be obligated to include in such registration statement only such limited portion of the Shares with respect to which such Lender has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Shares shall be made pro rata among the Lender seeking to include Shares in proportion to the number of securities sought to be included by such additional investors; provided, however, that the Company or the Public Company shall not exclude any Shares unless the Company or Public Company has first excluded all outstanding securities, the purchaser of which are not entitled to inclusion of such securities in such registration statement or are not entitled to pro rata inclusion with the Shares; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Shares shall be made pro rata with the purchaser of other securities having the right to include such securities in the registration statement other than purchaser of securities entitled to inclusion of their securities in such registration statement by reason of demand registration rights.  If an offering in connection with which a Lender is entitled to registration is an underwritten offering, then each Lender whose Shares are included in such registration statement shall, unless otherwise agreed by the Company or Public Company, offer and sell such Shares in an underwritten offering using the same underwriter or underwriters and on the same terms and conditions as other shares of Common Stock included in such underwritten offering.  In the event the Company or the Public Company is advised by the staff of the Commission, or any applicable self-regulatory or state securities agency, that the inclusion of the Shares will prevent, preclude or materially delay the effectiveness of a registration statement filed, the Company and the Public Company, in good faith, may amend such registration statement to exclude the Shares without otherwise affecting the Lender’s rights to any other registration statement.  Any costs associated with registration of the Shares shall be paid by the Company or Public Company.

4.           Representations, Warranties and Covenants of Lender.  Lender hereby represents and warrants to, and agrees with, the Company as follows:

(a)           Lender is an “Accredited Investor” as such term is defined in Rule 501(a) promulgated under the Securities Act.

(b)           Each of the Transaction Documents to which Lender is party has been duly executed and delivered by Lender and constitutes the legal, valid and binding obligation of Lender, enforceable against Lender in accordance with its terms except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c)           The execution, delivery and performance by Lender of the Transaction Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Lender’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material statute, law, rule, regulation or court decree binding upon or applicable to Lender or its assets or properties, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Lender or any of its property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or governmental approval from, any Governmental Authority (except such governmental approvals which have already been obtained and are in full force and effect) or (v) constitute an event of default or give rise to a right to terminate under any material agreement by which Lender is bound.

(d)           Lender is familiar with the business, plans and financial condition of the Company; Lender has received all materials that have been requested by Lender; Lender has had a reasonable opportunity to ask questions of the Company and its representatives, and the Company has answered to the satisfaction of Lender all inquiries that Lender or Lender’s representatives have put to it. Lender has had access to all additional information that Lender has deemed necessary to verify the accuracy of the information set forth in this Agreement, and has taken all the steps necessary to evaluate the merits and risks of an investment as proposed under this Agreement.

(e)           Lender hereby acknowledges and represents that Lender is able to bear the economic risk which Lender hereby assumes.

(f)            Lender understands the various risks of an investment in the Company as proposed herein and can afford to bear such risks, including, without limitation, the risks of losing the entire investment.

(g)           Lender acknowledges that Lender has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the Notes. In particular, Lender agrees that no sale, assignment or transfer of any of the Notes acquired by Lender shall be valid or effective, and the Company shall not be required to give any effect to such a sale, assignment or transfer, unless (a) the sale, assignment or transfer of such Notes is registered under the Securities Act, it being understood that the Notes are not currently registered for sale and that the Company has no obligation to so register the Notes; or (b) the Notes are sold, assigned or transferred in accordance with all the requirements and limitations of an exemption from registration under the Securities Act. Lender further understands that an opinion of counsel satisfactory to the Company and other documents may be required to transfer the Notes.

(h)           Lender acknowledges that the Notes to be acquired will be subject to a stop transfer order and any certificate or certificates evidencing any Notes shall bear the following or a substantially similar legend and such other legends as may be required by state blue sky laws:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(i)            Lender will acquire the Notes and any Shares issued hereunder for Lender’s own account (or, if such individual is married, for the joint account of Lender and Lender’s spouse either in joint tenancy, tenancy by the entirety or tenancy in common) for investment and not with a view to the sale or distribution thereof or the granting of any participation therein in violation of the securities laws, and has no present intention of distributing or selling to others any of such interest or granting any participation therein in violation of the securities laws.

(j)            Lender is not entering into this Agreement or purchasing the Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation by a person other than a representative of the Company with which Lender had a pre-existing relationship.

5.	Additional Covenants of the Company.

(a)           Notice of Event of Default.  Upon the occurrence of an Event of Default, the Company shall notify the Lenders of the nature of such Event of Default as soon as practicable (but in no event later than five (5) Business Day after the Company becomes aware of such Event of Default).

(b)           Existing Secured Lenders; Effectiveness of the Security Document.  The Company acknowledges that the Lenders’ security interests are a first priority security interest in the Company. The Company and the Lenders hereby agree that the Security Document (as defined below) shall be deemed executed, delivered and in effect, without any further action by any party, effective as of the date (the “Release Date”) hereof. As used herein, the term “Security Document” means the Security Agreement.

(c)           Optional Exchange.  Prior to the repayment of any Note outstanding, if at any time through and including the closing date of the Reverse Merger Transaction the Company closes the Subsequent Financing,  Lender, in its sole discretion, may convert the Note for securities of the same type issued in the Subsequent Financing (such exchange to be made at the same time as the closing of the Subsequent Financing), on the same terms and conditions as the Subsequent Financing, based on the outstanding principal amount of the Notes, plus accrued and unpaid Interest.  By way of example, if the Company undertakes a Subsequent Financing of convertible debentures and warrants to purchase shares of a Public Company at the time of a Reverse Merger Transaction,  Lender may participate in such Subsequent Financing and use the exchange of the Notes as consideration, on a dollar for dollar basis, in lieu of cash consideration for the purchase of such Public Company convertible debentures and warrants at the same purchase price and subject to the same terms and conditions as other purchasers thereof who are not Lenders. Lender shall have the right to exercise only a single optional exchange in the Subsequent Financing.  Should Lender choose not to participate in the Subsequent Financing, the right of a Lender to elect to exchange Notes under this Section 5(c) shall terminate. The Company shall provide at least three (3) Business Days prior written notice of the Subsequent Financing in the manner set forth in this Section and the Note holder must notify the Company in writing at least (1) Business Day prior to the date set for closing of the Subsequent Financing if the holder desires to participate in the optional exchange.

6.           Conditions to Lenders’ Obligations at the Closing.  Each Lender’s obligations to effect the Closing, including without limitation its obligation to purchase its Note at the Closing, are conditioned upon the fulfillment (or waiver by such Lender in its sole and absolute discretion) of each of the following events as of the Closing Date, and the Company shall use commercially reasonable efforts to cause each of such conditions to be satisfied:

(a)           the representations and warranties of the Parent and Company set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

(b)           the Parent and Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Documents that are required to be complied with or performed by the Parent or Company on or before the Closing;

(c)           the Company shall have executed and delivered to such Lender the Note being purchased by such Lender at the Closing;

(d)           the Company shall have delivered to such Lender resolutions passed by its Board of Directors to authorize the transactions contemplated hereby and by the other Transaction Documents;

(e)           there shall have occurred no material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recent financial statements;

(f)            there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents

7.           Conditions to Company’s Obligations at the Closing.  The Company’s obligations to affect the Closing with Lenders are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Closing Date:

(a)           the representations and warranties of such Lender set forth in this Agreement and in the other Transaction Documents to which it is a party shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that date);

(b)           such Lender shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by such Lender on or before the Closing;

(c)           there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents; and

such Lender shall have executed each Transaction Document to which it is a party and shall have delivered the same to the Company.

8.           Reverse Merger Transaction.  Parent and Company covenant and agree each Lender shall have the right to participate, in an amount not to exceed the face value of such Lender’s Note, plus accrued and unpaid interest, in any Reverse Merger Financing on the same terms and conditions as all other Lenders in such Reverse Merger Financing in accordance with terms of this Section 8.

(a)           At least three (3) Business Days prior to the closing of the Reverse Merger Financing, the Company shall deliver to Lender a written notice of its intention to effect a Reverse Merger Financing (“RM Notice”), which RM Notice shall describe in detail the proposed terms of such Reverse Merger Financing, the amount of proceeds intended to be raised thereunder and the person or persons through or with whom such Reverse Merger Financing is proposed to be effected, including all parties contemplated to participate therein in any capacity, and shall include a term sheet or similar document relating thereto as an attachment and any available drafts of contemplated transaction documentation.

(b)           If Lender desires to participate in the Reverse Merger Financing, the Lender shall provide written notice to the Company on or prior to the closing of the Reverse Merger Financing specifying its election to participate in the Reverse Merger Financing and the amount of Lender’s participation.  The Lender’s participation shall be on the same terms and conditions as all other Lenders in such Reverse Merger Financing.

(c)           If the contemplated terms of any Reverse Merger Financing change in any material respect from those set forth in the RM Notice, the Company may not complete the Reverse Merger Financing unless and until it first provides to Lender another RM Notice containing the currently contemplated terms of the Reverse Merger Financing (and offering the Lender the right to participate as set forth herein) at least two (2) Business Days prior to the closing of such revised Reverse Merger Financing.

(d)           As a condition to closing a Reverse Merger Transaction, the Company shall cause the Public Company to be bound by the terms and provisions of this Agreement as if Public Company had executed this Agreement as a party hereto, to be bound by the provisions with regard to the “Public Company” hereunder in all respects.

9.           Restricted Stock Issuance.

(a)           Upon the closing of a Subsequent Financing that is related to a Reverse Merger Transaction, the Public Company shall issue to each Lender without further consideration, such number of restricted shares of Common Stock of the Company as shall be equal to thirty (30%) percent of the face value of each Note, plus accrued and unpaid interest, at a price per share equal to the price per share at which the Public Company completes the Subsequent Financing.  Should the Company not complete a Subsequent Financing related to a Reverse Merger Transaction within One Hundred and Eighty (180) days of the Closing Date, the Company’s obligation to issue the restricted shares of Common Stock under this Section 9(a) shall be satisfied upon the issuance to Note holders of such number of shares of Common Stock of the Company to each Lender as shall represent thirty (30%) percent of the principal amount of face value of each Note, at a price per share equal to a market value of the Company, on a per share basis, based upon $2.5 million as the total pre-money market value of the Company, on a fully-diluted basis.

(b)           Notwithstanding anything contained herein to the contrary, if the Company does not pay the principal and interest due on the Notes within forty-five (45) days following the Maturity Date, the Company shall, in lieu of the issuance described above in Section 9(a), issue Lenders in the aggregate Common Stock equal to ten percent (10%) of the issued and outstanding Common Stock of the Company, on a fully diluted basis, pro-rata, to the Lenders.

10.         General Provisions.

(a)           Governing Law; Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.  THE COMPANY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL OR STATE COURT LOCATED IN NEW YORK, NEW YORK, WITH RESPECT TO ANY CLAIM OR CONTROVERSY RELATED TO THE ENFORCEMENT OR INTERPRETATION OF THIS NOTE.

(b)           Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing by mail, facsimile or personal delivery and shall be effective upon actual receipt of such notice.  The addresses for such communications shall be as set forth below until notice is received that any such address or contact information has been changed:

To the Company or Parent:	rVue, Inc.
900 S.E. 3rd Avenue, Third Floor
Fort Lauderdale, FL 33316
Att: Jason Kates, CEO
T: 954.525.6464
F: 954.728.9029

With a copy to:	Akerman Senterfitt
One S.E. Third Avenue, Suite 2500
Miami, FL 33131-1714
Att: Jonathan L. Awner, Esq.
T: 305-982-5615
F: 305-374-5095

To Lender:	To the address on the signature page attached
hereto.

(c)           Entire Agreement.  Except as otherwise provided herein, this Agreement, the Note and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(d)           Amendment.  This Agreement may only be amended, waived, discharged or terminated by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

(e)           Successors and Assigns.  This Agreement and the Note may be transferred or assigned by Lender in whole or in part, in Lender’s sole and absolute discretion.  Except as otherwise expressly provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

(f)            Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g)           Titles and Subtitles.  The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(h)           Expenses.  The Company and Lender shall each bear their own expenses incurred with respect to this transaction.

(i)            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

(j)            Counsel.  All parties hereto have been represented by counsel, and no inference shall be drawn in favor of or against any party by virtue of the fact that such party’s counsel was or was not the principal draftsman of this Agreement. Each of the parties has been provided the opportunity to be represented by counsel of its choice and has been encouraged to seek separate representation to the extent that it deems such desirable, but the absence of such shall not be asserted as a basis for the enforceability or interpretation of any of the terms or provisions of this Agreement, or as a reason to seek disqualification of the Company’s counsel in any controversy or proceeding.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

ARGO DIGITAL SOLUTIONS, INC.

By:
Jason Kates
Chief Executive Officer

RVUE, INC.

By:
Jason Kates
Chief Executive Officer

[SIGNATURE PAGE FOR NOTE PURCHASE AGREEMENT]

By:

Principal Amount of Note Purchased at Closing:	$______________

ADDRESS:

Exhibit A

Form of Secured Promissory Note

Exhibit B

Security Agreement

Schedule I

Permitted Indebtedness

1.	Capital lease obligations in the maximum amount of $5,000 for equipment.